Exhibit 99.1

For immediate release

April  25, 2019

AtriCure Reports First Quarter 2019 Financial Results

•	Worldwide revenue of $54.0 million – an increase of 14.8% year over year
•	U.S. revenue of $43.0 million – an increase of 11.9% year over year
•	International revenue of $11.0 million – an increase of 28.1% year over year

MASON, Ohio, April 25, 2019 – AtriCure, Inc.  (Nasdaq: ATRC), a leading innovator in treatments for atrial fibrillation (Afib) and left atrial appendage (LAA) management, today announced first quarter 2019 financial results.

“We had a good start to the year fueled by solid performance across our business in the first quarter,” said Mike Carrel, President and Chief Executive Officer of AtriCure. “With outstanding Appendage Management performance, combined with the cryoSPHERETM probe launch for peripheral nerve block, and the vast under-penetration of concomitant ablation in all types of major cardiac surgery, we remain confident that we are well positioned for consistently strong performance.”

First Quarter 2019 Financial Results

Revenue for the first quarter of 2019 was $54.0 million, an increase of $7.0 million or 14.8% (16.0% on a constant currency basis), compared to first quarter 2018 revenue. U.S. revenue increased 11.9% to $43.0 million, driven by increased sales of ablation-related open-heart products and appendage management products. International revenue was $11.0 million, an increase of $2.4 million or 28.1% (an increase of 34.4% on a constant currency basis), compared to first quarter 2018 revenue, driven primarily by an increase in Asia and certain European markets. A discussion of non-GAAP financial measures and reconciliations regarding non-GAAP financial measures to their respective GAAP financial measures are provided later in this release.

Gross profit for the first quarter of 2019 was $40.0 million compared to $34.5 million for the first quarter of 2018. Gross margin for the first quarter of 2019 increased to 73.9% compared to 73.4% in the first quarter of 2018, driven primarily by improvements to operations and lower costs.

Loss from operations for the first quarter of 2019 was $5.3 million, compared to $9.4 million for the first quarter of 2018. Net loss per share was $0.15 for the first quarter of 2019 compared to $0.31 for the first quarter of 2018.

Adjusted EBITDA was a loss of $0.6 million for the first quarter of 2019 and $3.3 million for the first quarter of 2018. Adjusted loss per share for Q1 2019  was $0.20 compared to an adjusted loss per share of $0.31 for 2018. Adjusted EBITDA and adjusted loss per share are non-GAAP measures.

2019 Financial Guidance

Management is updating revenue guidance for 2019 to a range of $222 million to $228 million, corresponding to growth of 10% to 13% for the year, and maintaining expectations for positive full-year adjusted EBITDA between $0 and $3 million.

Conference Call

AtriCure will host a conference call at 4:30 p.m. Eastern Time on Thursday, April 25, 2019 to discuss its first quarter 2019 financial results. The call may be accessed through an operator by calling (844) 884-9951 for domestic callers and (661) 378-9661 for international callers using conference ID number 4590275. A live audio webcast of the presentation may be accessed by visiting the Investors page of AtriCure’s corporate website at ir.atricure.com. A replay of the presentation will be available for 90 days following the presentation.

About AtriCure

AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 33 million people worldwide. Electrophysiologists and cardiothoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator®  Synergy™

Ablation System is the first and only medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. For more information, visit AtriCure.com or follow us on Twitter @AtriCure.

Forward-Looking Statements

This press release contains “forward-looking statements”– that is, statements related to future events that by their nature address matters that are uncertain. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit http://www.atricure.com/fls as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors. We do not undertake to update our forward-looking statements. This document also includes forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics.

Revenue reported on a constant currency basis is a non-GAAP measure and is calculated by applying previous period foreign currency exchange rates, which are determined by the average daily Euro to Dollar exchange rate, to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue to both management and the company’s investors.

Adjusted EBITDA provides an indication of performance excluding certain items. Management believes that in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing operations and management believes that the excluded items are typically not reflective of our ongoing core business operations. Further, management uses adjusted EBITDA for its strategic planning. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods can be found in a table later in this release.

Adjusted loss per share is a non-GAAP measure which calculates the net loss per share before non-cash adjustments to expenses related to the adjustment in value of contingent consideration liability. Management believes this metric provides a better measure of comparability of results between periods, as such adjustments are not frequent in nature or similar in value and can be significant. A reconciliation of adjusted loss per share reported in this release to the most comparable GAAP measure for the respective periods can be found in a table later in this release.

The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

CONTACTS:

Andy Wade

AtriCure, Inc.

Senior Vice President and Chief Financial Officer

(513) 755-4564

awade@atricure.com

Lynn Pieper Lewis

Gilmartin Group

Investor Relations

(415) 937-5402

lynn@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
United States Revenue:
Open-heart ablation	$18,996	$17,579
Minimally invasive ablation	7,762	8,613
Appendage management	15,670	11,797
Total ablation and appendage management	42,428	37,989
Valve tools	576	447
Total United States	43,004	38,436
International Revenue:
Open-heart ablation	6,300	4,909
Minimally invasive ablation	2,129	1,792
Appendage management	2,454	1,798
Total ablation and appendage management	10,883	8,499
Valve tools	79	59
Total international	10,962	8,558
Total revenue	53,966	46,994
Cost of revenue	14,095	12,491
Gross profit	39,871	34,503
Operating expenses:
Research and development expenses	8,176	9,057
Selling, general and administrative expenses	37,015	34,876
Total operating expenses	45,191	43,933
Loss from operations	(5,320)	(9,430)
Other expense, net	(249)	(656)
Loss before income tax expense	(5,569)	(10,086)
Income tax expense	66	48
Net loss	$(5,635)	$(10,134)
Basic and diluted net loss per share	$(0.15)	$(0.31)
Weighted average shares used in computing net loss per share:
Basic and diluted	36,976	32,926

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$100,630	$124,402
Accounts receivable, net	26,662	25,195
Inventories	24,122	22,484
Prepaid and other current assets	3,605	2,592
Total current assets	155,019	174,673
Property and equipment, net	27,050	27,080
Operating lease right-of-use assets	1,778	—
Goodwill and intangible assets, net	154,027	154,511
Other noncurrent assets	486	495
Total assets	$338,360	$356,759
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$27,426	$35,499
Other current liabilities and current maturities of debt and leases	8,039	4,717
Total current liabilities	35,465	40,216
Finance lease liabilities	12,004	12,172
Long-term debt	32,737	35,571
Operating lease liabilities	1,338	—
Other noncurrent liabilities	17,524	19,419
Total liabilities	99,068	107,378
Stockholders' equity:
Common stock	39	39
Additional paid-in capital	492,177	496,544
Accumulated other comprehensive (loss) income	(286)	(199)
Accumulated deficit	(252,638)	(247,003)
Total stockholders' equity	239,292	249,381
Total liabilities and stockholders' equity	$338,360	$356,759

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(5,635)	$(10,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	4,154	3,890
Depreciation and amortization of intangible assets	2,228	2,199
Amortization of deferred financing costs	55	93
Non-cash lease expense	103	—
Loss (gain) on disposal of property and equipment and impairment of assets	261	(5)
Realized (gain) loss from foreign exchange on intercompany transactions	72	(82)
Accretion of investments	(391)	(15)
Provision for allowance for doubtful accounts	—	51
Change in fair value of contingent consideration	(1,667)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,547)	783
Inventories	(1,699)	(43)
Other current assets	(1,023)	(1,540)
Accounts payable and accrued liabilities	(8,214)	(4,652)
Other noncurrent assets and liabilities	(135)	21
Net cash used in operating activities	(13,438)	(9,434)
Cash flows from investing activities:
Purchases of available-for-sale securities	(2,947)	(10,359)
Sales and maturities of available-for-sale securities	15,665	8,200
Purchases of property and equipment	(1,709)	(2,086)
Proceeds from sale of property and equipment	8	—
Net cash provided by (used in) investing activities	11,017	(4,245)
Cash flows from financing activities:
Proceeds from debt borrowings	—	17,381
Payments on debt and capital leases	(150)	(1,326)
Payment of debt fees	(299)	(1,114)
Proceeds from stock option exercises	80	1,787
Shares repurchased for payment of taxes on stock awards	(8,601)	(3,665)
Net cash (used in) provided by financing activities	(8,970)	13,063
Effect of exchange rate changes on cash and cash equivalents	(120)	36
Net decrease in cash and cash equivalents	(11,511)	(580)
Cash and cash equivalents - beginning of period	32,231	21,809
Cash and cash equivalents - end of period	$20,720	$21,229

Reconciliation of Non-GAAP Adjusted Income (Loss) (Adjusted EBITDA)

	Three Months Ended March 31,
	2019	2018
Net loss, as reported	$(5,635)	$(10,134)
Income tax expense	66	48
Other expense, net	249	656
Depreciation and amortization expense	2,228	2,199
Share-based compensation expense	4,154	3,890
Contingent consideration adjustment	(1,667)	—
Non-GAAP adjusted income (loss) (adjusted EBITDA)	$(605)	$(3,341)

Reconciliation of Non-GAAP Adjusted Loss Per Share

	Three Months Ended March 31,
	2019	2018
Net loss, as reported	$(5,635)	$(10,134)
Contingent consideration adjustment	(1,667)	—
Net loss excluding contingent consideration adjustment	$(7,302)	$(10,134)
Basic and diluted adjusted net loss per share	$(0.20)	$(0.31)
Weighted average shares used in computing adjusted net loss per share
Basic and diluted	36,976	32,926